UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2025

ORCHESTRA BIOMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39421 (Commission File Number)	92-2038755 (IRS Employer Identification No.)

150 Union Square Drive
New Hope, Pennsylvania 18938
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 862-5797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OBIO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Policy With Respect to the Payment of Taxes Upon Vesting of Restricted Stock Units for Section 16 Officers

On February 19, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Orchestra BioMed Holdings, Inc. (the “Company”) approved a policy regarding tax payments upon the vesting of restricted stock units (“RSUs”) for all executive officers and any other person required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”). Under the current policy, Section 16 Officers will have the tax liabilities associated with the vesting of their RSUs satisfied through the withholding of shares of the Company’s common stock (the “Common Stock”) from the shares that would otherwise be issued to the Section 16 Officers upon the vesting of their RSUs. Accordingly, until this policy is changed, the Section 16 Officers will not be selling shares of Common Stock upon the vesting of their RSUs to cover related tax liabilities, even though they will be required to file Form 4s showing the disposition of shares of Common Stock due to the withholding of shares to cover tax liabilities. All shares for disposition referenced in such Form 4 filings shall be returned to the share reserve for the Company’s 2023 Equity Incentive Plan.

Cash Bonus Plan

Under the terms of their respective employment agreements, Mr. Hochman, the Company’s Chief Executive Officer, and Mr. Sherman, the Company’s President and Chief Operating Officer, are each entitled to an annual incentive-based cash bonus with a target of 80% of their respective base salaries. Mr. Taylor, the Company’s Chief Financial Officer, is entitled to annual incentive-based cash bonus with a target of 50% of his base salary under the terms of his offer letter.

On February 19, 2025, the Committee approved a new cash bonus plan for all executive officers (the “Plan”). The Plan:

•	establishes annual goals with mid-year key deliverables approved by the Committee or the Board;
•	provides for a mid-year performance review of measurable performance metrics and the payment of up to 35% of annual bonuses in the third quarter of 2025 based on the achievement of those metrics;
•	provides the Committee with the ability to make mid-year adjustments to the full year goals if the full year goals become unachievable due to unanticipated events;
•	provides that up to 65% of bonus amounts are to be paid in the first quarter of 2026 based on full year performance, taking into account the mid-year adjustments discussed above, if any; and
•	includes stretch goals, with the potential for additional bonuses if those stretch goals are achieved, as discussed further below.

On February 19, 2025, the Committee also adopted 2025 goals and objectives for Plan (each with mid-year and full-year targets), which relate to the following matters (the “2025 Goals and Objectives”):

•	achieving certain enrollment targets with respect to the BACKBEAT (BradycArdia paCemaKer with AVIM for Blood prEssure treAtmenT) global pivotal study and achieving certain other milestones;
•	advancing the Virtue Sirolimus AngioInfusion Balloon program for the treatment of atherosclerotic artery disease;
•	advancing the Company’s pipeline programs and partnership opportunities; and
•	achieving certain financial and operating objectives.

If all the 2025 Goals and Objectives are achieved, bonuses will be paid out at 100% of each executive officer’s target bonus, subject to upward adjustment to the extent the 2025 Stretch Goals (as defined below) are achieved. In addition to the 2025 Goals and Objectives, the Committee adopted certain 2025 stretch goals (the “2025 Stretch Goals”), which the Committee viewed as very difficult to achieve. The 2025 Stretch Goals generally relate to the same subject matter as the 2025 Goals and Objectives. If the 2025 Stretch Goals are all achieved, it would increase the achievement score for the 2025 Goals and Objectives by up to 60%.

Under the terms of Messrs. Hochman and Sherman’s employment agreements, 100% of their annual cash bonuses for 2025 are to be based on the achievement of the 2025 Goals and Objectives and the 2025 Stretch Goals. Under the terms of Mr. Taylor’s offer letter, his annual cash bonus is based on the on the achievement of the 2025 Goals and Objectives and the 2025 Stretch Goals as well as the achievement of individual objectives relating to, among other things, financial management, corporate strategy, financial reporting and compliance, as determined by Mr. Hochman. In particular, Mr. Taylor’s bonus for 2025 will initially be based on the Company’s achievement of the 2025 Goals and Objectives and the 2025 Stretch Goals. However, it can be increased by up to 45% or decreased to zero based on achievement of his individual performance objectives.

Equity Award Policy

On February 19, 2025, the Committee adopted a new equity award policy (the “Equity Award Policy”) for Vice Presidents and above, including the company’s executive officers (“VP+ Officers”). Under the Equity Award Policy,

•	the Compensation Committee shall, with input from the Company’s Chief Executive Officer (“CEO”), approve an option-equivalent annual equity award based on performance (an “Annual Equity Award”) for each VP+ Officer whose performance merits such an award; provided, however, the CEO shall not be present during the voting or deliberations regarding his Annual Equity Award;
•	each VP+ Officer shall elect to be issued his or her Annual Equity Award in (i) 100% stock options, (ii) 100% RSUs or (iii) 50% RSUs and 50% stock options; and
•	if RSUs are elected, the VP+ Officer making such election shall receive a number of RSUs equal to the number of options to which he or she would otherwise be entitled multiplied by two-thirds;

RSU Vesting Policy

The Committee approved a revised RSU vesting schedule, under which awards will vest over three years in three equal installments: 33.33% at 24 months, 33.33% at 30 months, and 33.34% at 36 months. This updated vesting policy is in line with third-party compensation benchmarking, and with initial vesting only commencing after two years of service, is intended to incentivize recipients of RSUs to make a commitment to the long-term success of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHESTRA BIOMED HOLDINGS, INC.

By:	/s/ Andrew Taylor
Name:	Andrew Taylor
Title:	Chief Financial Officer

Date: February 25, 2025

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